UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2008
UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 14, 2008, UCBH Holdings, Inc. (the “Company”) entered into a Letter Agreement incorporating the terms of the Securities Agreement — Standard Terms (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”). Simultaneously with this Current Report on Form 8-K, the Company filed another Current Report on Form 8-K regarding the Purchase Agreement and transactions contemplated thereby.
Under the terms of the Purchase Agreement, the Company amended certain employment and change in control agreements to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”). The applicable executive compensation requirements under the EESA apply to the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated senior executive officers. The Company’s Chairman, President and Chief Executive Officer is Thomas S. Wu and its Executive Vice President and Chief Financial Officer is Craig S. On. The Company’s three other most highly compensated senior executives are Executive Vice Presidents John M. Kerr, Ebrahim Shabudin, and Ka Wah Tsui.
Specifically, on November 14, 2008, consistent with its obligations under the Purchase Agreement, the Company entered into amendments to certain employment and change in control agreements (collectively, the “Amendments”) with Mr. Wu, Mr. Kerr, Mr. Shabudin and Mr. Tsui, respectively, among other things, to prevent the payment of golden parachute payments to such executives. Such restrictions apply during the period that the Treasury owns any securities acquired pursuant to the Purchase Agreement or a Warrant issued to the Treasury pursuant to the Purchase Agreement. Furthermore, the Amendments include, among other things, certain provisions in compliance with the documentary compliance requirements under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).
Also, on November 14, 2008, the Company entered into a Change in Control Agreement (the “CIC Agreement”) with Mr. On (the “CFO”), which contains compensation arrangements in compliance with the EESA and Section 409A. In addition, the CIC Agreement provides that in the event of the CFO’s voluntary or involuntary termination following a change in control of the Company, unless termination is for cause, the CFO or, in the event of death, the CFO’s beneficiary, will be entitled to receive a severance payment equal to three times the CFO’s highest annual compensation for the three years preceding the Change in Control. The definition of “annual compensation” includes base salary plus bonus. The Company would also continue, and pay for, the CFOs life, medical and disability insurance coverage for thirty-six (36) months from the date of termination or resignation. The CIC Agreement provides that commencing on the first anniversary date and continuing on each anniversary thereafter, the Company’s CIC Agreement may be renewed by the Board of Directors for an additional year. The Change in Control Agreement dated July 27, 2005 by and between the Company and Mr. On was superseded by the CIC Agreement.
Copies of the Amendments and the CIC Agreement are being filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated November 14, 2008, between UCBH Holdings, Inc. and Thomas S. Wu

10.2	Change in Control Agreement, dated November 14, 2008, between UCBH Holdings, Inc. and Craig S. On

10.3	Amendment to Change in Control Agreement, dated November 14, 2008, between UCBH Holdings, Inc. and John M. Kerr

10.4	Amendment to Change in Control Agreement, dated November 14, 2008, between UCBH Holdings, Inc. and Ebrahim Shabudin

10.5	Amendment to Change in Control Agreement, dated November 14, 2008, between UCBH Holdings, Inc. and Ka Wah Tsui

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2008	By:	/s/ Craig S. On
Craig S. On
Executive Vice President and Chief Financial Officer